UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

RIVERBED TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33023	03-0448754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Fremont Street

San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 247-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Riverbed Technology, Inc. (“Riverbed” or the “Company”) held on May 30, 2012 (the “Annual Meeting”), the stockholders of Riverbed elected two (2) members of the Company’s Board of Directors to serve until the 2015 annual meeting of stockholders of the Company or until such persons’ successors have been duly elected and qualified. The table below presents the voting results of the election of the Company’s Board of Directors.

Nominee	Votes For	Votes Against	Abstentions*	Broker Non- Votes*
Michael Boustridge	127,276,348	1,854,743	43,349	18,459,639
Jerry M. Kennelly	125,322,966	3,813,608	37,866	18,459,639

*	Abstentions and broker non-votes do not affect the outcome of the election.

The following directors, in addition to Messrs. Boustridge and Kennelly, will continue to serve as members of the Company’s Board of Directors until the expiration of their respective terms or until their respective successors have been duly elected and qualified: Mark A. Floyd, Christopher J. Schaepe, James R. Swartz, Michael R. Kourey, Mark S. Lewis and Steven McCanne, Ph.D.

In addition, the following proposals were voted on and approved at the Annual Meeting.

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Proposal to ratify the appointment by the Board of Directors of the Company of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012.	146,676,016	872,697	85,366	0
Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the proxy statement.	123,317,550	5,775,882	81,008	18,459,639

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERBED TECHNOLOGY, INC.

Date: June 1, 2012	By:	/s/ Brett Nissenberg
Brett Nissenberg General Counsel and Senior Vice President of Corporate and Legal Affairs